                                                                    EXHIBIT 99.1

CONTACT:
Mark Chung
Director of Investor Relations
Brooks Automation, Inc.
(978) 262-2459
MARK.CHUNG@BROOKS.COM

          BROOKS AUTOMATION REPORTS FISCAL 2003 SECOND QUARTER RESULTS

CHELMSFORD, MASS. -- APRIL 23, 2003 -- Brooks Automation, Inc. (NASDAQ: BRKS), which delivers total automation for semiconductor manufacturing, today announced financial results for its fiscal second quarter ended March 31, 2003.

Revenues for the quarter were $92.9 million, a sequential increase of 9.6 percent over the preceding quarter revenues of $84.9 million. Bookings for the second quarter were $85.7 million, a sequential increase of 5.7 percent over the preceding quarter bookings of $81.0 million.

The net loss for the quarter on a GAAP ("Generally Accepted Accounting Principles") basis was $28.8 million, or $0.79 per share, compared to a net loss on the same basis of $71.0 million, or $1.95 per share, in the immediately preceding quarter.

It has been the practice of the Company and of many other companies as well to report "pro forma" financial results, defined as net income or loss before amortization of acquired intangible assets and other acquisition and disposition related charges, net of income taxes. Management believes that presenting the Company's operating results before taking into account such charges provides useful information to aid in understanding ongoing, recurring operations. The pro forma net loss for the quarter was $12.7 million, or a loss of $0.34 per share compared to a pro forma loss in the immediately preceding quarter of $24.0 million, or $0.66 per share. As in previous earnings reports, a reconciliation of GAAP to pro forma earnings for the quarter is included in the attached exhibits.

Robert J. Therrien, chairman and chief executive officer of Brooks Automation, said: "As we said in our previous quarter's comments, the fundamental focus for all of us at Brooks is on reducing our cost structure, managing the cash flow and gaining market share for the Company. I am pleased with the progress the Company is making against these metrics. During the quarter we were able to manage our working capital and cash flow so that our net cash burn for the quarter was approximately $2 million, leaving us with a balance of $213 million of cash, cash equivalents and marketable securities at the end of March. Both revenues and bookings grew in the March quarter even while the industry showed signs of weakening, an indication that we continued to strengthen our market share. We were able to win a number of significant new business opportunities from fab customers during the quarter, notably new software orders from two new 300mm fabs in Asia, an expansion of an existing automated material handling system for a top tier semiconductor manufacturer and an order for the expansion of a 200mm SMIF fab in Asia. During the quarter our OEM business had strong growth over the preceding quarter, a direct result of ongoing relationships with top tier equipment suppliers and the record number of new design wins in the past year. The revenues coming from 300mm were $31.4 million, an increase of approximately $2 million from the prior quarter. Our ability as the industry's largest provider of automation to serve a broad base of customers with the industry's most diversified product portfolio has enabled us to weather some of the severe fluctuations of our industry."

Mr. Therrien provided an update of the Company's restructuring initiatives. "I have been committed to putting an industry-leading senior management team in place and I'm pleased to report that this has been done. During the quarter, the Company announced the hiring of Ed Grady as chief operating officer, Bob Woodbury as chief financial officer and Joe Bellini as senior vice-president of the software systems group. Their operational experience and skill are critical to the execution of our strategy. In addition, the Company hired Tom Grilk at the end of last year as general counsel to lead our efforts in the area of corporate governance. As a company, Brooks is on track to complete the consolidation of its facilities as outlined in the past. We expect that the actions we have taken this quarter will allow us to realize a benefit of approximately $3 to $4 million in the June quarter. There is still some work left to do and we anticipate approximately $10 to $12 million in additional restructuring charges for the June quarter, but we continue to make good progress on all fronts."

In discussing the outlook for the third fiscal quarter that ends on June 30, 2003, Mr. Therrien said, "The two biggest issues we are facing in our industry at the present time are excess capacity, which cannot be absorbed overnight, and sluggish spending on information technology (IT). Although the lack of visibility in our industry makes forecasting difficult, the excess capacity issue and the cautious end market spending environment would suggest lower capex spending in the June quarter. As a result, we estimate both bookings and revenues for the June quarter to be down approximately 10 to 15 percent from the March quarter. We want to maintain a net cash balance above $200 million for the June quarter. The GAAP earnings for the June quarter is estimated to be in the range of $0.75 to $0.80 loss per share and pro forma earnings to be in a range of $0.35 to $0.40 loss per share. We believe Brooks is favorably positioned to withstand the short term business challenges we confront while providing a strong platform for revenue growth and operating leverage for the next upturn."

Q2 FISCAL 2003 HIGHLIGHTS

      - Announced that shareholders had approved the name change back to Brooks Automation, Inc. from Brooks-PRI Automation, Inc. at the annual shareholders' meeting on February 26, 2003.

      - Maintained the #1 worldwide position in manufacturing automation and control for calendar year 2002, and the #11 rank overall for semiconductor front end capital equipment suppliers, in the results of the Dataquest industry survey released in April 2003. Brooks finished as the top company in both the fab automation and tool automation hardware categories. Brooks was the top company as well for the category of fab software, excluding systems integration services.

      - Won new software orders from a 300mm DRAM customer in Korea and a joint venture foundry in Singapore for factory automation software products such as manufacturing execution systems (MES), real time dispatching and scheduling, and material control system.

      - Won a large order for the expansion of an automated material handling system from a major semiconductor manufacturer.

      - Shipped 300mm wafer stockers for wafer storage and retrieval to a European wafer manufacturer.

      -     Won a multi-million dollar order for a 200mm SMIF expansion in Asia.

      - Installed bare reticle stockers for lithography automation at customers in Japan, Taiwan and China, while booking new orders from fabs in Korea, North America and Europe.

      - Completed "The Power to Optimize" seminar series in early March for Southeast Asia, attracting over 200 attendees.

      -     Hosted the Asian Users Symposium in Shanghai, China in March.

CONFERENCE CALL

Brooks Automation will host a conference call on Thursday, April 24 at 9:00 am ET to review its fiscal second-quarter results. On the call, management will discuss the information contained in this announcement and answer related questions.

Date:        Thursday, April 24, 2003
Time:        9:00 a.m. Eastern, 8:00 a.m. Central, 7:00 a.m. Mountain, 6:00 a.m.
             Pacific
Dial In #:   (719) 457-2601
Passcode:    774767

Replay:      (719) 457-0820  (beginning @ 2:00 p.m. Thursday, April 24, 2003)
             available 7 days
Passcode:    774767

This call will also be Webcast live, and can be accessed through the Brooks investor relations web page at http://investor.brooks.com. Click on the link, Webcasts, and then the link for "Brooks Automation Second Quarter 2003 Earnings Webcast".

An archive of this Webcast will be made available following the conference call, and can be accessed for at least the next twelve months on the Audio Archives section at http://investor.brooks.com under the title "Brooks Automation Fiscal 2003 Second Quarter Earnings Webcast".

ABOUT BROOKS AUTOMATION, INC.

Brooks Automation (Nasdaq: BRKS) is a leading worldwide provider of automation solutions to the global semiconductor and related industries. The company's factory and tool automation hardware, software and professional services can manage every wafer, reticle and data movement in the fab, helping semiconductor chip manufacturers optimize throughput and yield while reducing both cost and time to market. Brooks products and services are used in virtually every fab in the world. For more information, visit http://www.brooks.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Some statements in this release are forward-looking statements made under
Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial results to differ materially from our expectations. These forward-looking statements include statements regarding our revenue and profit and loss expectations, future cash position, bookings, semiconductor industry performance, our future business strategy, market share and other market opportunities, improvements in our business, our site consolidation, restructuring and cost reduction activities, demand for our products and the general economic outlook. Factors that could cause results to differ from our expectations include the following: our dependence on the cyclical semiconductor industry; the possibility of further downturns in market demand for electronics (including especially the market for semiconductor products); further downturn in the economy of the United States and other countries brought about by hostilities in the Middle East or political tensions arising between Western nations and North Korea; the possible impact of the spread of SARS, especially in Asian nations; the highly competitive nature and rapid technological change that characterizes the industries in which we compete; decisions by customers to cancel or defer orders that previously had been accepted; the fact that many of the company's orders are non-binding; the fact that design-in wins do not necessarily translate to significant revenue; the timing and effectiveness of restructuring, cost-cutting and expense control measures, including activities such as facility consolidations; the possibility of intense price competition and the possible resulting need to lower our prices to our customers and thereby possibly our revenue; our ability to manage the effects of past or future acquisitions or divestitures, including the need to integrate acquired businesses successfully; the possibility that the value of certain acquired assets or businesses may have to be written down in light of prevailing market conditions and other factors; and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to Brooks Automation's Annual Report on Form 10-K and our quarterly reports on Form 10-Q. As a result there can be no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.

#  #  #

All trademarks contained herein are the property of their respective owners.

                             BROOKS AUTOMATION, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                                March 31,     September 30,
                                                                                  2003            2002
                                                                                  ----            ----
                                                                               (unaudited)
ASSETS
Cash, cash equivalents and marketable securities                                $ 143,947       $ 150,650
Accounts receivable, net                                                           73,167          89,150
Inventories                                                                        67,355          78,193
Other current assets                                                               15,310          15,560
                                                                                ---------       ---------
     Total current assets                                                         299,779         333,553

Property, plant and equipment
  Buildings and land                                                               37,707          37,259
  Computer equipment and software                                                  41,585          45,558
  Machinery and equipment                                                          18,947          23,658
  Furniture and fixtures                                                           10,014          14,706
  Leasehold improvements                                                           16,539          25,238
  Construction in progress                                                          3,564          13,768
                                                                                ---------       ---------
                                                                                  128,356         160,187
  Less:  Accumulated depreciation                                                 (60,353)        (75,395)
                                                                                ---------       ---------
    Net property, plant and equipment                                              68,003          84,792
Long-term marketable securities                                                    68,986          95,087
Intangible assets, net                                                            120,641         118,804
Other assets                                                                       10,749          25,261
                                                                                ---------       ---------
          Total assets                                                          $ 568,158       $ 657,497
                                                                                =========       =========

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities                                                             $ 145,763       $ 157,215
Convertible subordinated notes                                                    175,000         175,000
Other long-term liabilities                                                        16,285          16,554
                                                                                ---------       ---------
          Total liabilities                                                       337,048         348,769

Minority interests                                                                    686             493

Stockholders' equity                                                              230,424         308,235
                                                                                ---------       ---------
            Total liabilities, minority interests and stockholders' equity      $ 568,158       $ 657,497
                                                                                =========       =========


====================================================================================
Cash, cash equivalents, short-term and long-term marketable securities
   March 31, 2003                                                           $212,933
   December 31, 2002                                                        $214,973
   September 30, 2002                                                       $245,737
   June 30, 2002                                                            $286,721
   March 31, 2002                                                           $283,467


                             BROOKS AUTOMATION, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                                          Three months ended               Six months ended
                                                                              March 31,                       March 31,
                                                                      -------------------------       -------------------------
                                                                         2003            2002            2003            2002
                                                                      ---------       ---------       ---------       ---------
Revenues                                                              $  92,964       $  57,124       $ 177,819       $ 115,306
Cost of revenues                                                         68,312          38,273         128,793          75,614
                                                                      ---------       ---------       ---------       ---------
Gross profit                                                             24,652          18,851          49,026          39,692
                                                                      ---------       ---------       ---------       ---------
Operating expenses:
  Research and development                                               19,754          15,441          39,428          29,575
  Selling, general and administrative                                    23,022          19,079          57,128          37,984
  Acquisition-related and restructuring charges                           4,728               9          25,824             109
                                                                      ---------       ---------       ---------       ---------
                                                                         47,504          34,529         122,380          67,668
                                                                      ---------       ---------       ---------       ---------
Income (loss) from operations before amortization of
  acquired intangible assets                                            (22,852)        (15,678)        (73,354)        (27,976)

Amortization of acquired intangible assets                                  941           2,556           2,988           6,189
                                                                      ---------       ---------       ---------       ---------

Income (loss) from operations                                           (23,793)        (18,234)        (76,342)        (34,165)

Interest (income) expense, net                                            1,529              64           2,349            (182)
Other (income) expense, net                                               3,323             (92)         16,035            (645)
                                                                      ---------       ---------       ---------       ---------
Income (loss) before income taxes and minority interests                (28,645)        (18,206)        (94,726)        (33,338)

Income tax provision (benefit)                                               53          (5,567)          4,868         (10,757)
                                                                      ---------       ---------       ---------       ---------
Income (loss) before minority interests                                 (28,698)        (12,639)        (99,594)        (22,581)

Minority interests in earnings (loss) of consolidated subsidiary            103             (63)            193            (120)
                                                                      ---------       ---------       ---------       ---------
Net income (loss) attributable to common stockholders                 $ (28,801)      $ (12,576)      $ (99,787)      $ (22,461)
                                                                      =========       =========       =========       =========
Earnings (loss) per share attributable to common stockholders:
      Basic                                                           $   (0.79)      $   (0.63)      $   (2.73)      $   (1.12)
      Diluted                                                         $   (0.79)      $   (0.63)      $   (2.73)      $   (1.12)

Shares used in computing earnings (loss) per share
  attributable to common stockholders:
      Basic                                                              36,682          20,116          36,521          20,001
      Diluted                                                            36,682          20,116          36,521          20,001

================================================================================
      Pro Forma Net Loss Before Amortization of Acquired Intangible Assets and Other Acquisition and Disposition Related Charges

Net income (loss) attributable to common stockholders before amortization of acquired intangible assets and other
  acquisition and disposition related charges, net of taxes        $(12,652)      $ (9,378)      $(36,684)      $(16,913)


Net income (loss) attributable to common stockholders before amortization of acquired intangible assets and other
  acquisition and disposition related charges, net of taxes,
  assuming dilution                                                $(12,652)      $ (9,378)      $(36,684)      $(16,913)

Earnings (loss) per share attributable to common stockholders before amortization of acquired intangible assets and other acquisition and disposition related charges, net of taxes
      Basic                                                        $  (0.34)      $  (0.47)      $  (1.00)      $  (0.85)
      Diluted                                                      $  (0.34)      $  (0.47)      $  (1.00)      $  (0.85)

Shares used in computing earnings (loss) per share
 attributable to common stockholders before amortization
 of acquired intangible assets and other acquisition and
 disposition related charges, net of taxes
      Basic                                                          36,682         20,116         36,521         20,001
      Diluted                                                        36,682         20,116         36,521         20,001

                             BROOKS AUTOMATION, INC.
                        CALCULATION OF PRO FORMA NET LOSS
                BEFORE AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS
              AND OTHER ACQUISITION AND DISPOSITION RELATED CHARGES
                    FOR THE THREE MONTHS ENDED MARCH 31, 2003
                     (in thousands, except per share data)
                                   (unaudited)

                                                                     U.S. GAAP          Adjustments           Pro Forma
                                                                     ---------          -----------           ---------
Revenues                                                            $     92,964       $         --          $     92,964
Cost of revenues                                                          68,312              5,917(A)             62,395
                                                                    ------------       ------------          ------------
Gross profit                                                              24,652             (5,917)               30,569
                                                                    ------------       ------------          ------------
Operating expenses:
  Research and development                                                19,754                768(B)             18,986
  Selling, general and administrative                                     23,022                780(C)             22,242
  Acquisition-related and restructuring charges                            4,728              4,728                    --
                                                                    ------------       ------------          ------------
                                                                          47,504              6,276                41,228
                                                                    ------------       ------------          ------------
Income (loss) from operations before amortization of
  acquired intangible assets                                             (22,852)           (12,193)              (10,659)

Amortization of acquired intangible assets                                   941                941                    --
                                                                    ------------       ------------          ------------

Income (loss) from operations                                            (23,793)           (13,134)              (10,659)

Interest (income) expense, net                                             1,529                 --                 1,529
Other (income) expense, net                                                3,323              3,025                   298
                                                                    ------------       ------------          ------------
Income (loss) before income taxes and minority interests                 (28,645)           (16,159)              (12,486)

Income tax provision (benefit)                                                53                (10)                   63
                                                                    ------------       ------------          ------------
Income (loss) before minority interests                                  (28,698)           (16,149)              (12,549)

Minority interests in earnings (loss) of consolidated
  subsidiary                                                                 103                 --                   103
                                                                    ------------       ------------          ------------
Net income (loss) attributable to common stockholders               $    (28,801)      $    (16,149)         $    (12,652)
                                                                    ============       ============          ============
Earnings (loss) per share attributable to common stockholders:
      Basic                                                         $      (0.79)                            $      (0.34)
      Diluted                                                       $      (0.79)                            $      (0.34)

Shares used in computing earnings (loss) per share
  attributable to common stockholders:
      Basic                                                               36,682                                   36,682
      Diluted                                                             36,682                                   36,682

Adjustments include amortization of acquired intangible assets and other acquisition and disposition related charges.

(A)   Comprised of:
      Adjustments to inventory                                       $4,625
      Accelerated depreciation on property, plant and equipment         956
      Deferred compensation expense - IAS                                20
      Deferred compensation expense - PRI                               316
                                                                     ------
                                                                     $5,917
                                                                     ======
(B)   Comprised of:
      Accelerated depreciation on property, plant and equipment      $  327
      Deferred compensation expense - PRI                               278
      Deferred compensation expense - KLA                               163
                                                                     ------
                                                                     $  768
                                                                     ======
(C)   Comprised of:
      Deferred compensation expense - PRI                            $  669
      Accelerated depreciation on property, plant and equipment         111
                                                                     ------
                                                                     $  780
                                                                     ======